UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2011

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)
404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On March 31, 2011, the compensation committee of the board of directors of Premiere Global Services, Inc. approved the grant to David M. Guthrie, our Chief Technology Officer, of 100,000 shares of our restricted common stock, two-thirds of which will vest based on time and one-third of which will vest based on performance, as a long-term incentive, or LTI, award issued under our amended and restated 2004 long-term incentive plan, as amended, or 2004 plan, pursuant to two restricted stock agreements.

     We granted to Mr. Guthrie 66,667 shares of restricted stock, two-thirds of the LTI award, which will vest in three annual installments of 16,666, 16,667 and 33,334 shares beginning on March 31, 2012 provided that Mr. Guthrie is then still employed by us or any of our affiliates. In the event of the termination of Mr. Guthrie’s employment by reason of his death or disability, the vesting of such restricted stock will accelerate in full. In the event of the termination of Mr. Guthrie’s employment by us without cause, the vesting of the next tranche of unvested restricted stock will accelerate. In addition, such restricted stock will vest in full upon a change of control of the company. A copy of this restricted stock agreement is included as Exhibit 10.1 to this current report.

     We also granted to Mr. Guthrie 33,333 shares of restricted stock, one-third of the LTI award, which will vest in three equal annual installments of 11,111 shares for each of fiscal years 2011, 2012 and 2013 on the business day following the date on which we pay any fourth quarter and annual bonuses for the applicable year based upon achievement of specified revenue and adjusted EBITDA performance targets as established by our compensation committee. These performance targets replicate the performance targets our compensation committee established for the LTI award for Boland T. Jones, our chief executive officer, in January 2010 and for Theodore P. Schrafft, our president, in July 2010. Unless the compensation committee determines otherwise prior to the end of the first quarter of a given calendar year, adjusted EBITDA is determined as operating income from continuing operations, as reported, before depreciation, amortization, restructuring costs, asset impairments, excise tax expense, net legal settlements and related expenses and acquisition- or divestiture-related costs and excludes equity-based compensation. Any of these shares that do not vest upon the determination of the achievement of specified performance targets in 2011 and 2012 may vest based upon the overachievement of the performance targets in a subsequent year on the business day following the date on which we pay any fourth quarter and annual bonuses for fiscal year 2013, and, to the extent they do not then vest, shall be forfeited upon the determination of the achievement of performance targets for 2013. In the event of the termination of Mr. Guthrie’s employment by reason of his death or disability or upon a change of control of the company, the vesting of such restricted stock will accelerate in full. A copy of this restricted stock agreement is included as Exhibit 10.2 to this current report.

     The last vest date on Mr. Guthrie’s previously issued restricted stock award granted in 2007 was September 30, 2010.

     The foregoing description of the restricted stock agreements is qualified in its entirety by the full text of such agreements, which are filed herewith as Exhibits 10.1 through 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Restricted Stock Agreement between David M. Guthrie and the Registrant dated March 31, 2011 for 66,667 shares.

Exhibit 10.2	Restricted Stock Agreement between David M. Guthrie and the Registrant dated March 31, 2011 for 33,333 shares.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 4, 2011	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Restricted Stock Agreement between David M. Guthrie and the Registrant dated March 31, 2011 for 66,667 shares.

Exhibit 10.2	Restricted Stock Agreement between David M. Guthrie and the Registrant dated March 31, 2011 for 33,333 shares.